      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 2001
                                          REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SAFEWAY INC.

             (Exact name of registrant as specified in its charter)

                    DELAWARE                    5918 Stoneridge Mall Road                 94-3019135
         (State or other jurisdiction of          Pleasanton, California          (I.R.S. Identification Number)
         incorporation or organization)                  94588
                                             (Address of principal executive
                                                     offices) (Zip)

                              --------------------
                              THE 2001 RESTATEMENT
                                       OF
                            THE VONS COMPANIES, INC.
                       PHARMACISTS' 401(k) PLAN AND TRUST

                           (Full titles of the plans)

                              --------------------

                             Robert A. Gordon, Esq.
                    Senior Vice President And General Counsel
                                  SAFEWAY INC.
                            5918 Stoneridge Mall Road
                          Pleasanton, California 94588
                                 (925) 467-3000
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                              Scott R. Haber, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

                              --------------------

                         Calculation of Registration Fee

====================================================================================================================
                                                                               Proposed                    Amount
Title of                                           Proposed                     Maximum                      of
Securities                       Amount             Maximum                    Aggregate                   Regis-
to be                             to be         Offering Price                 Offering                    tration
Registered(1)                  Registered        Per Share(2)                  Price(2)                    Fee(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value issuable
under The 2001 Restatement
of the Vons Companies, Inc.
Pharmacists' 401(k) Plan
and Trust                        100,000         $47.42                       $4,742,000.00              $1,186.00
=====================================================================================================================

(1) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to The 2001 Restatement of the Vons Companies, Inc. Pharmacists' 401(K) Plan and Trust (the "Plan"), described herein.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares registered hereunder (the average ($47.42) of the high ($48.68) and low ($46.15) prices for the Company's Common Stock quoted on the New York Stock Exchange on
           June 26, 2001).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     The following documents filed with the Commission are incorporated herein by reference:

     - Safeway's Annual Report on Form 10-K for the fiscal year ended December 30, 2000;

     - Safeway's Quarterly Report on Form 10-Q for the fiscal quarter ended March 24, 2001;

     - Safeway's Current Reports on Form 8-K dated January 26, 2001, January 31, 2001, March 5, 2001 and March 7, 2001;

     - Description of our common stock contained in our registration statement on Form 8-A filed with the Commission on February 20, 1990, including the amendment on Form 8 dated March 26, 1990; and

     - All documents filed by us or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Information that we or the Plan file later with the Commission will automatically update and supersede this information.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

             Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

             Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     As permitted by the Delaware General Corporation Law, our Restated Certificate of Incorporation provides that a director of Safeway Inc. will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation law and Article III, Section 13 of our bylaws, under certain circumstances, provide for the indemnification of our officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III, Section 13 of our bylaws.

     In general, any officer, director, employee or agent will be indemnified against expenses, including attorney's fees, fines, settlements or judgments, which were actually and reasonably incurred, in connection with a legal proceeding, other than one brought by us or on our behalf, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action is brought by us or on our behalf, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, but no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery of Delaware, or the court in which such action was brought, determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such Court of Chancery or such other court shall deem proper.

     Any indemnification under the previous paragraphs (unless ordered by a court) will be made by us only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth above. Such determination will be made (i) by our board of directors by a majority vote of a quorum of disinterested directors who were not parties to such actions, (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by our stockholders. To the extent that one of our directors, officers employees or agents is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, he will be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by us as authorized by our bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

     The indemnification and advancement of expenses provided by, or granted pursuant to, Section 13 of our bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. If a claim for indemnification or payment of expenses under Section 13 of our bylaws is not paid in full within ninety (90) days after a written claim therefor has been received by us, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, we have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     Our board of directors may authorize us, by a vote of a majority of a quorum of our board of directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of Section 13 of our bylaws. Our board of directors may authorize us to enter into a contract with any person who is or was a director, officer, employee or agent of ours or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if our board of directors so determines, greater than those provided for in Section 13 of our bylaws.

     We have also purchased insurance for our directors and officers for certain losses arising from claims or charges made against them in their capacities as our directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not Applicable.

ITEM 8.  EXHIBITS.

    4.1 The 2001 Restatement of the Vons Companies, Inc. Pharmacists' 401(k) Plan and Trust.

    5.1     Internal Revenue Service Determination letter (see Item 9(d)).

   23.1     Consent of Deloitte & Touche LLP.

   24 Power of Attorney. (Incorporated by reference in the signature page to the Registration Statement).

---------------

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Pursuant to Item 8(b) of Form S-8, in lieu of an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the undersigned registrant hereby undertakes that it has submitted the Plan and any amendments thereto, and will submit any future amendments, to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 25th day of June 2001.

                                        SAFEWAY INC.

                                   By: /s/ Robert A. Gordon
                                       -----------------------------------
                                       Robert A. Gordon
                                       Senior Vice President and General Counsel

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Gordon with full power of substitution and full power to act without the other, such person's true and lawful attorney-in-fact and agent to act for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 2001.

Signature                                                  Title
---------                                                  -----

/s/  Steven A. Burd                                        Chairman, President and Chief Executive Officer
---------------------------------------------------        (Principal Executive Officer)
Steven A. Burd

/s/  Vasant M. Prabhu                                      Executive Vice President and Chief Financial Officer
---------------------------------------------------        (Principal  Financial  Officer  and  Principal  Accounting
Vasant M. Prabhu                                           Officer)


/s/  James H. Greene, Jr.                                  Director
---------------------------------------------------
James H. Greene, Jr.

/s/  Paul Hazen                                            Director
---------------------------------------------------
Paul Hazen

/s/  Hector Ley Lopez                                      Director
---------------------------------------------------
Hector Ley Lopez

/s/  Robert I. MacDonnell                                  Director
---------------------------------------------------
Robert I. MacDonnell

/s/  Peter A. Magowan                                      Director
---------------------------------------------------
Peter A. Magowan

/s/  George R. Roberts
--------------------------------------------------         Director
George R. Roberts

/s/  Rebecca A. Stirn                                      Director
--------------------------------------------------
Rebecca A. Stirn


/s/  William Y. Tauscher                                   Director
---------------------------------------------------
William Y. Tauscher

     Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, the Benefit Plan Committee has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Pleasanton, California on June 25, 2001.

                                THE VONS COMPANIES, INC. PHARMACISTS' 401(K)
                                PLAN AND TRUST



                                By: /s/ David F. Bond
                                    -------------------------------------------
                                    Name:  David F. Bond
                                    Title:  Benefits Plan Committee Member

                                By: /s/ Michael J. Boylan
                                    -------------------------------------------
                                    Name:  Michael J. Boylan
                                    Title:  Benefits Plan Committee Member

                                By: /s/ Gerri Burruel
                                    -------------------------------------------
                                    Name:  Gerri Burruel
                                    Title:  Benefits Plan Committee Member

                                By: /s/ David F. Faustman
                                    -------------------------------------------
                                    Name:  David F. Faustman
                                    Title:  Benefits Plan Committee Member

                                By: /s/ Dick W. Gonzales
                                    -------------------------------------------
                                    Name:  Dick W. Gonzales
                                    Title:  Benefits Plan Committee Member

                                By: /s/ Melissa C. Plaisance
                                    -------------------------------------------
                                    Name:  Melissa C. Plaisance
                                    Title:  Benefits Plan Committee Member

                                By: /s/ Karl Shroeder
                                    -------------------------------------------
                                    Name:  Karl Shroeder
                                    Title:  Benefits Plan Committee Member

                                INDEX TO EXHIBITS

Exhibit

    4.1 The 2001 Restatement of the Vons Companies, Inc. Pharmacists' 401(k) Plan and Trust.

    5.1     Internal Revenue Service Determination letter (see Item 9(d)).

   23.1     Consent of Deloitte & Touche LLP.

   24 Power of Attorney. (Incorporated by reference in the signature page to the Registration Statement).